Exhibit 10.2

Execution Version

VOTING AGREEMENT, dated as of October 6, 2020 (this “Agreement”), among Virtusa Corporation, a Delaware corporation (the “Company”), and the persons listed on Schedule A hereto (each, a “Stockholder” and collectively, the “Stockholders”).

WHEREAS Austin HoldCo Inc., a Delaware corporation (“Parent”), the Company, Austin HoldCo Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Sub”), and the Company entered into an Agreement and Plan of Merger dated as of September 9, 2020 (as the same may be amended or supplemented, the “Merger Agreement”; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement) providing for the merger of Sub with and into the Company;

WHEREAS each Stockholder beneficially owns the number of shares of Company Common Stock set forth opposite such Stockholder’s name on Schedule A hereto (such shares of Company Common Stock, Company Series A Preferred Stock and other capital stock of the Company, together with any other shares of capital stock of the Company acquired by such Stockholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the “Subject Shares”); and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, the Company has requested that the Stockholders enter into this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

Section 1. Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants to the Company (only as to such Stockholder and not any other Stockholder) as follows:

(a) Authority; Execution and Deliver; Enforceability. The Stockholder has all requisite power and authority to execute this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Stockholder of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Stockholder. The Stockholder has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to such enforceability potentially being limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally. The execution and delivery by the Stockholder of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Stockholder under, any provision of any Contract to which the Stockholder is a party or by which any properties or assets of the Stockholder are bound or, subject to the filings and other matters referred to in the next sentence, any provision of any Action, Judgment or applicable Law applicable to the Stockholder or the properties or assets of the Stockholder.

(b) No consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to the Stockholder in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than such reports under Sections 13(d) and 16 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby.

(c) The Subject Shares. The Stockholder is the record and/or beneficial owner of and has good and marketable title to, the Subject Shares, free and clear of any Liens other than restrictions on transfer under applicable state and federal securities laws. As of the date hereof, the Stockholder does not own, of record or beneficially, any shares of capital stock of the Company other than the Subject Shares. The Stockholder has the sole right to vote the Subject Shares, and none of the Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Subject Shares, except as contemplated by this Agreement.

(d) Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger and the other Transactions based upon arrangements made by or on behalf of the Stockholder.

(e) Settlement Agreement. The Stockholder understands and acknowledges that the Company is entering into the Settlement Agreement, dated as of the date hereof, by and among the Company and the Stockholders in reliance upon the Stockholder’s execution and delivery of this Agreement.

Section 2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Stockholder as follows: The Company has all requisite corporate power and authority to execute this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company. The Company has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to such enforceability potentially being limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally. The execution and delivery by the Company of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company under, any provision of any Contract to which the Company is a party or by which any properties or assets of the Company are bound or, subject to the filings and other matters referred to in the next sentence, any provision of any Action, Judgment or applicable Law applicable to the Company or the properties or assets of the Company. No consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to the Company in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than such reports by the Company under Sections 13(d) and 16 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby.

Section 3. Agreement to Vote; Other Covenants of the Stockholders. Each Stockholder covenants and agrees as follows:

(a) Agreement to Vote.

(1) In Favor of Merger. Subject to Section 3(c), at any meeting of the stockholders of the Company called to seek the Company Stockholder Approval, or at any adjournment or postponement thereof, or in connection with any written consent of the stockholders of the Company or in any other circumstances upon which a vote, consent or other approval with respect to the Merger Agreement, any other Transaction Agreement, the Merger, or any other Transaction is sought (collectively, the “Special Meeting”), the Stockholder (i) shall, if a meeting is held, appear at such meeting or otherwise cause the Subject Shares to be counted as present at such meeting for purposes of establishing a quorum and respond to each request by the Company or the Company for written consent, if any, and (ii) shall vote or cause to be voted (and with respect to the Company Series A Preferred Stock, on an as-converted basis) (including by written consent, if applicable) the Subject Shares in favor of granting the Company Stockholder Approval.

(2) Against Other Transactions. Subject to Section 3(c), at any meeting of stockholders of the Company or at any postponement or adjournment thereof, or in connection with any written consent of the stockholders of the Company or in any other circumstances upon which the Stockholder’s vote, consent or other approval is sought, the Stockholder shall vote (or cause to be voted) (and with respect to the Company Series A Preferred Stock, on an as-converted basis) the Subject Shares against (including by withholding written consent, if applicable) (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company, (ii) any Acquisition Proposal, (iii) any election of directors of the Company (other than the election of directors proposed by the Company as part of “management’s slate” in the Company’s own proxy statement) or any other matters proposed by a third party in a proxy solicitation and (iv) any amendment of the Company Charter or the Company Bylaws or other proposal or transaction involving the Company or any Company Subsidiary, which amendment or other proposal or transaction would be reasonably likely to in any manner impede, interfere with, delay or attempt to discourage, frustrate the purposes of, result in a breach by the Company of, prevent or nullify any provision of the Merger Agreement or any other Transaction Agreement, the Merger, or any other Transaction or change in any manner the voting rights of any class of Company Capital Stock. The Stockholder shall not take or commit or agree to take any action inconsistent with the foregoing.

(3) Revoke Other Proxies. The Stockholder represents that any proxies heretofore given in respect of the Subject Shares that may still be in effect are not irrevocable, and such proxies are hereby revoked.

(4) Irrevocable Proxy. The Stockholder hereby irrevocably grants to, and appoints, the Company, and any individual designated in writing by the Company, and each of them individually, as the Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote the Subject Shares, or grant a consent or approval in respect of the Subject Shares in a manner consistent with this Section 3(a). The Stockholder understands and acknowledges that the Company is entering into the Settlement Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement. The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 3(a)(4) is given in connection with the execution of the Settlement Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. The Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the DGCL. The irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement. Upon delivery of written request to do so by the Company, such Stockholder shall as promptly as practicable execute and deliver to the Company a separate written instrument or proxy that embodies the terms of the irrevocable proxy set forth in this Section 3(a)(4).

(b) Intentionally Omitted.

(c) No Transfer. Other than pursuant to this Agreement, the Stockholder shall not, directly or indirectly, (i) sell, transfer, tender, grant, pledge, assign or otherwise dispose of (including by gift, tender or exchange offer, merger or operation of law), encumber, hedge or utilize a derivative to transfer the economic interest in (collectively, “Transfer”), or enter into any Contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, any Subject Shares to any person other than pursuant to the Merger, (ii) grant any proxies (other than as set forth in this Agreement) or enter into any voting arrangement, whether by proxy, voting agreement, voting trust or otherwise (including pursuant to any loan of Subject Shares), or enter into any other agreement, with respect to any Subject Shares, (iii) take any action that would make any representation or warranty of such Stockholder herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing its obligations hereunder, or (iv) commit or agree to take any of the foregoing actions or take any other action or enter into any Contract that would reasonably be expected to make any of its representations or warranties contained herein untrue or incorrect or would have the effect of preventing or delaying the Stockholder from performing any of its obligations hereunder. Any action attempted to be taken in violation of the preceding sentence will be null and void. Notwithstanding the foregoing or anything else contained in this Agreement, (A) each Stockholder may Transfer any Subject Shares to an Affiliated corporation, trust or other Person under common control with the Stockholder, provided that in each such case the applicable transferee has validly executed and delivered a voting agreement substantially identical to this Agreement to the Company prior to such transfer, (B) the foregoing shall not limit or preclude any transfers or redemptions of interests in any Stockholder that is a hedge fund, private equity fund or similar investment fund so long as such Stockholder continues to own the Subject Shares and be bound by the terms of this Agreement, and (C) after the earlier to occur of (I) November 2, 2020 and (II) the record date for the Special Meeting (such earlier date, the “Trigger Date”), the Stockholder may make (1) transfers of Subject Shares that the Stockholder owns as of the date of this Agreement or hereafter acquires in open market sale transactions where the identity of the ultimate purchaser is not known to such Stockholder or (2) if the Stockholder is a partnership or limited liability company or other form of investment fund, a distribution to one or more partners or members or other owners of such Stockholder, provided that in each such case of (1) and (2) above, either (x) the Stockholder retains voting rights over such Subject Shares by virtue of being the owner thereof as of the record date and the Stockholder remains bound by this Agreement, but the Stockholder will be deemed to have satisfied this clause (x) if, as of the date of any transfer or distribution of Subject Shares effected after the Trigger Date, a record date for the Special Meeting has not been established or if a new record date is established subsequent to any such transfer or distribution that is on a date that is after the date of such transfer or distribution or (y) votes such Subject Shares to be transferred or distributed in favor of the Merger if a proxy card and definitive proxy statement is made available to the Stockholder prior to such sale or distribution and the irrevocable proxy set forth in Section 3(a)(4) over such Subject Shares remains in full force and effect following such sale or distribution so long as the record date for the Special Meeting is not changed after the date of such sale or distribution (it being agreed that if a proxy card and definitive proxy statement is not made available to the Stockholder prior to such sale or distribution, then such Stockholder shall instead comply with the obligations set forth in the prior clause (x)). If any voluntary or involuntary transfer of any Subject Shares covered hereby shall occur other than a transfer of Subject Shares pursuant to clause (ii) or clause (iii) (provided that with respect to clause (C) of the third sentence of this Section 3(c), the Stockholder shall continue to comply with the obligations in sub-clause (x) or, if applicable ,sub-clause (y), of clause (C) of the third sentence of this Section 3(c)) of the foregoing sentence (including a transfer or disposition permitted by clause (i) of the foregoing sentence, sale by the Stockholder’s trustee in bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect, notwithstanding that such transferee is not a Stockholder and has not executed a counterpart hereof or joinder hereto.

(d) No Solicitation. The Stockholder shall not, and shall cause any officer, director or employee of, or any investment banker, attorney or other adviser or representative of, the Stockholder not to, directly or indirectly (i) solicit, initiate or encourage the submission of, any Acquisition Proposal, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, (ii) enter into any Acquisition Agreement with respect to any Acquisition Proposal or (iii) enter into, participate in or continue any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with or facilitate or enable any Acquisition Proposal.

(e) Waiver of Appraisal Rights. The Stockholder hereby irrevocably waives, and agrees not to exercise or assert, any appraisal rights under Section 262 of the DGCL and any other similar statute in connection with the Merger.

(f) No Inconsistent Actions or Statements. The Stockholder shall not, and shall cause its Affiliates not to (i) make any Acquisition Proposal or (ii) issue any press release or make any other public statement with respect to the Merger Agreement, the Merger any other Transaction Agreement or Transaction, without the prior consent of the Company, except in the case of this clause (ii) as may be required by applicable Law.

(g) Disclosure in Proxy Statement. The Stockholder consents and authorizes the Company to publish and disclose in the Proxy Statement and the Company and Parent to disclose in all documents filed with the SEC in connection with the Merger Agreement its identity and beneficial ownership of the Subject Shares and the nature of its obligations under this Voting Agreement.

(h) Notification of Acquisition of Additional Shares. At all times during the period commencing with the execution and delivery of this Agreement and continuing until termination hereof, the Stockholder shall promptly notify the Company of the number of any additional shares of Company Common Stock, Company Series A Preferred Stock or other capital stock of the Company and the number and type of any other voting securities of the Company acquired by such Stockholder, if any, after the date hereof and promptly deliver to the Company an updated Schedule A including such Subject Shares. In the event of a stock dividend or distribution, or any change in any of the Company Common Stock, Company Series A Preferred Stock or other capital stock of the Company by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the terms “Subject Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged.

Section 4. Termination. This Agreement shall terminate upon the earliest of (i) the Effective Time, (ii) upon the termination of the Merger Agreement in accordance with its terms or (iii) the mutual written agreement of the parties to terminate this Agreement, other than with respect to the liability of any party for breach hereof prior to such termination. The Stockholder may terminate this Agreement upon the entry by the Company without the prior written consent of the Stockholder into any amendment, waiver or modification of the Merger Agreement that results in (i) a change to the form of consideration to be paid thereunder or (ii) a decrease in the Merger Consideration.

Section 5. Additional Matters. Each Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

Section 6. General Provisions.

(a) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto, provided that this Agreement may be amended, and any provision hereof may be waived, with respect to any Stockholder by an instrument in writing signed by the Company and such Stockholder, without the consent of any other party.

(b) Capacity as Stockholder. Each Stockholder signs this Agreement solely in such Stockholder’s capacity as a stockholder of the Company, and not in such Stockholder’s capacity as a director, officer or employee of the Company or any of the Company Subsidiaries or in such Stockholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust, if applicable. Nothing in this Agreement shall (or require Stockholder to attempt to) limit or restrict a director and/or officer of the Company in the exercise of his or her fiduciary duties consistent with the terms of the Merger Agreement solely in his or her capacity as a director and/or officer of the Company or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director and/or officer of the Company or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee and/or fiduciary.

(c) Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the Company in accordance with Section 9.02 of the Merger Agreement and to each Stockholder at its address set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

(d) Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The preamble and the recitals set forth at the beginning of this Agreement are incorporated by reference and made a part of this Agreement. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The word “extent” and the phrase “to the extent” shall mean the degree to which a subject or thing extends, and such word or phrase shall not simply mean “if”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The terms “or”, “any” or “either” are not exclusive.

(e) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

(f) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement. This Agreement shall become effective against the Company when one or more counterparts have been signed by the Company and delivered to each Stockholder. This Agreement shall become effective against each Stockholder when one or more counterparts have been executed by such Stockholder and delivered to the Company. Each party need not sign the same counterpart. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, “.pdf” format or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

(g) Intentionally Omitted.

(h)Entire Agreement; No Third-Party Beneficiaries. This Agreement (i) constitutes the entire agreement and supersedes all prior agreements, understandings and representations, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights (except the rights conferred upon those persons specified as proxies pursuant to Section 3(a)(4)) or remedies hereunder. Nothing herein effects the Settlement Agreement which shall remain in effect in accordance with the terms set forth therein.

(i) Governing Law. This Agreement and any dispute arising hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflicts of laws principles of such State.

(j) Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by the Company without the prior written consent of each Stockholder or by any Stockholder without the prior written consent of the Company, and any purported assignment without such consent shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

(k) Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware in the event any dispute arises out of this Agreement or any Transaction, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, (d) agrees that it will not bring any action relating to this Agreement or any Transaction in any other court and (e) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION RELATED TO OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

Virtusa Corporation

By:	/s/ Kris Canekeratne
Name:	Kris Canekeratne
Title:	Chief Executive Officer

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

STOCKHOLDERS:

NEW MOUNTAIN VANTAGE LO, L.P.

By:	/s/ Daniel Riley
Name: Daniel Riley
Title: Authorized Person

NEW MOUNTAIN VANTAGE FOCUS, L.P.

By:	/s/ Daniel Riley
Name: Daniel Riley
Title: Authorized Person

NEW MOUNTAIN VANTAGE (CALIFORNIA) II, L.P.

By:	/s/ Daniel Riley
Name: Daniel Riley
Title: Authorized Person

NEW MOUNTAIN VANTAGE, L.P.

By:	/s/ Daniel Riley
Name: Daniel Riley
Title: Authorized Person

[Signature Page to Voting Agreement]

NEW MOUNTAIN VANTAGE CO-INVEST II, L.P.

By:	/s/ Daniel Riley
Name: Daniel Riley
Title: Authorized Person

NEW MOUNTAIN VANTAGE GP, L.L.C.

By:	/s/ Daniel Riley
Name: Daniel Riley
Title: Authorized Person

NEW MOUNTAIN VANTAGE ADVISERS, L.L.C.

By:	/s/ Daniel Riley
Name: Daniel Riley
Title: Authorized Person

[Signature Page to Voting Agreement]

SCHEDULE A

Name and Address of Stockholder	Total Shares of Common Stock Owned (10/5/2020)	Total Shares of Series A Preferred Stock Owned
New Mountain Vantage, L.P. 1633 Broadway, 48th Floor New York, NY 10019	93,923	-
New Mountain Vantage Focus, L.P. 1633 Broadway, 48th Floor New York, NY 10019	144,256	-
New Mountain Vantage (California) II, LP 1633 Broadway, 48th Floor New York, NY 10019	534,594	-
New Mountain Vantage LO, LP 1633 Broadway, 48th Floor New York, NY 10019	33,749	-
New Mountain Vantage Co-Invest II, L.P. 1633 Broadway, 48th Floor New York, NY 10019	1,788,143	-
New Mountain Vantage GP, L.L.C. 1633 Broadway, 48th Floor New York, NY 10019	385,000	-
Total:	2,979,665